UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 26, 2004

Commission file number 1-3295

MINERALS TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	25-1190717 (I.R.S. Employer Identification Number)
The Chrysler Building 405 Lexington Avenue New York, New York (address of principal executive office)	10174-1901 (Zip Code)

(212) 878-1800
(Registrant's telephone number including area code)

Item 5.         Other Events

        On March 26, 2004, Minerals Technologies Inc. (the "Company") issued two press releases.

        In the first press release, attached to this Current Report on Form 8-K as Exhibit 99.1, the Company announced that it expects first quarter earnings per share to be in the range of $0.58 to $0.63, including restructuring charges of $0.02. This press release contains some forward-looking statements, which describe or are based on the company's current expectations. Actual results may differ materially from these expectations. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the cautionary statements of our 2003 Form 10-K and in our other reports filed with the Securities and Exchange Commission.

    In the second press release, attached to this Current Report on Form 8-K as Exhibit 99.2, the Company announced that it signed a second commercial contract with a major glassmaker for use of of Synsil® products.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits

          99.1     -     Press Release issued by Minerals Technologies Inc. on March 26, 2004.

          99.2     -     Press Release issued by Minerals Technologies Inc. on March 26, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINERALS TECHNOLOGIES INC.

By:	/s/ S. Garrett Gray
S. Garrett Gray
Vice President, General Counsel and Secretary

Date: March 26, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Minerals Technologies Inc. on March 26, 2004
99.2	Press Release issued by Minerals Technologies Inc. on March 26, 2004